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                                                                    EXHIBIT 21.1

                       CENTENNIAL HEALTHCARE CORPORATION

               Subsidiaries of Centennial HealthCare Corporation
               -------------------------------------------------

CENTENNIAL HEALTHCARE MANAGEMENT CORPORATION
A Georgia corporation

CENTENNIAL HEALTHCARE PROPERTIES CORPORATION
A Georgia corporation

CENTENNIAL/ASHTON PROPERTIES CORPORATION
A Georgia corporation

CENTENNIAL PROFESSIONAL THERAPY SERVICES CORPORATION
A Georgia corporation

CENTENNIAL ACQUISITION CORPORATION
A Georgia corporation

TRANSITIONAL HEALTH SERVICES, INC.
A Delaware corporation


         Subsidiaries of Centennial HealthCare Properties Corporation
         ------------------------------------------------------------

CENTENNIAL HEALTHCARE INVESTMENT CORPORATION
A Georgia corporation


              Subsidiaries of Centennial Acquisition Corporation
              --------------------------------------------------

CENTENNIAL SERVICE CORPORATION - GRANT PARK
A Georgia corporation

CENTENNIAL SERVICE CORPORATION - MONTCLAIR
A Georgia corporation
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              Subsidiaries of Transitional Health Services, Inc.
              --------------------------------------------------


THS PARTNERS I, INC.
A Delaware corporation

THS PARTNERS II, INC.
A Delaware corporation

PARAGON REHABILITATION, INC.
A Delaware corporation

TRANSITIONAL FINANCIAL SERVICES, INC.
A Delaware corporation



                 Subsidiaries of Paragon Rehabilitation, Inc.
                 --------------------------------------------

Total Care Consolidated, Inc.



                 Subsidiaries of Total Care Consolidated, Inc.
                 ---------------------------------------------

Total Care, Inc.
Total Health Care Services, Inc.
HCC Home Health of Louisiana, Inc.



                 Subsidiaries of Total Health Care Services, Inc.
                 ------------------------------------------------

Total Care of the Carolinas, Inc.